UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of Earliest Event Reported):
October 8, 2010
Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33054 (Commission File No.)	52-2385898 (IRS Employer Identification No.)
2401 Fourth Avenue, Suite 1050, Seattle, WA 98121
(Address of Principal Executive Offices, including Zip Code)
(206) 838-0500
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
This Form 8-K is being filed pursuant to an agreement in principle regarding settlement of certain litigation relating to the Agreement and Plan of Merger by and among Trubion Pharmaceuticals, Inc. (“Trubion”) and Emergent BioSolutions Inc. (“Emergent BioSolutions”), 35406 LLC and 30333 Inc., dated as of August 12, 2010, as amended.
SETTLEMENT OF CERTAIN LITIGATION
As previously reported by Trubion and Emergent BioSolutions, most recently in a definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2010 (the “Proxy Statement/Prospectus”), on August 17, 2010, two class action lawsuits were filed in the Superior Court of Washington, King County (the “State Court”), against Trubion, its board of directors, and Emergent BioSolutions (collectively, the “Defendants”). Those actions, captioned Rajat Sharma v. Trubion Pharmaceuticals, Inc., et al. (Case Number: 10-2-29637-9-SEA), and Shirley Harris v. Trubion Pharmaceuticals, Inc., et al. (Case Number: 10-2-29680-8 SEA) allege in summary that, in connection with the proposed merger of Trubion with Emergent BioSolutions (the “Merger”), the members of the Trubion board of directors breached their fiduciary duties by conducting an unfair sale process and agreeing to an unfair price. Both complaints also claim that Trubion and Emergent BioSolutions aided and abetted the Trubion board of directors in its breach of fiduciary duties. On September 9, 2010, the actions were consolidated into the action entitled In re Trubion Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-2-29637-9 (the “State Action”).
On October 1, 2010, the plaintiffs in the State Action served on the Defendants a consolidated amended class action complaint (the “Amended Complaint”). The Amended Complaint alleges, among other things and in addition to the matters alleged in the initial complaints, that the Defendants omitted material information from the Proxy Statement/Prospectus. The Amended Complaint seeks, among other things, injunctive relief, and plaintiffs have indicated their intent to file a motion for a preliminary injunction seeking to enjoin Trubion from holding the stockholder vote on the Merger, which vote is currently scheduled for October 28, 2010. On October 4, 2010, a class action lawsuit was filed in the U.S. District Court for the Western District of Washington against the Defendants captioned Walter Sloboda v. Trubion Pharmaceuticals, Inc., et al. (Case No. C 10-1591 MJP) (the “Federal Action” and, collectively with the State Action, the “Actions”), which makes allegations related to the Merger that are substantially similar to those matters alleged in the Amended Complaint, includes additional allegations regarding purported violations of the federal securities laws and seeks substantially similar relief.
On October 8, 2010, the Defendants reached agreement in principle with the plaintiffs in the Actions regarding the settlement of the Actions. In connection with the settlement contemplated by that agreement in principle, the Actions will be stayed pending approval of the settlement of the State Action by the State Court. Thereafter, the State Action and all claims asserted therein will be dismissed with prejudice and counsel for the plaintiff in the Federal Action will take all necessary steps to dismiss the Federal Action and all claims asserted therein with prejudice. The terms of the settlement contemplated by that agreement in principle require that Trubion and Emergent BioSolutions make certain additional disclosures related to the Merger, which are contained in this Current Report on Form 8-K. The parties also agreed that the plaintiffs in the Actions may seek attorneys’ fees and costs in an aggregate amount up to $475,000, with Trubion to pay such fees and costs if such fees and costs are approved by the State Court. There will be no other payment by Trubion, any of the members of the Trubion board of directors or Emergent BioSolutions to the plaintiffs or their respective counsels in connection with the settlement and dismissal of the Actions. The agreement in principle further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including State Court approval following notice to Trubion’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the State Court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the State Court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the agreement in principle.
SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS
In connection with the settlement of certain outstanding shareholder litigation as described in this Current Report on Form 8-K, Emergent BioSolutions and Trubion have agreed to make these supplemental disclosures to the Proxy Statement/Prospectus. The supplemental information set forth below must be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.
Summary — Trubion’s Reasons for the Merger
The following disclosure is inserted after the third bullet on page 5 of the Proxy Statement/Prospectus.
•	Trubion’s inability to secure the services of a full time principal executive officer, and the resulting negative impact that the related uncertainty regarding senior leadership has had on the ability of Trubion to execute its long-term strategy;

Background of the Merger
The 11th paragraph on page 93 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the second sentence of such paragraph.
Concurrently with his retirement, Dr. Thompson entered into a consulting agreement with Trubion, which expires on November 16, 2010, and agreed to make himself available to advise Trubion on various matters.
The second full paragraph on page 94 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the third sentence of such paragraph.
Of the eight companies that entered into nondisclosure agreements with Trubion, one remains subject to a standstill agreement, which precludes that company from, among other things, commencing a tender offer for Trubion’s common stock, but would not preclude that company from making a proposal, directly to the Trubion board of directors or its management, for a strategic transaction involving Trubion.
The seventh full paragraph on page 94 of the Proxy Statement/Prospectus is supplemented by adding the following sentences immediately following the first sentence of such paragraph.
Ms. Burris and the representative from Wedbush had previously met from time to time to discuss various matters related to the pharmaceutical, biotechnology and life sciences industries. In this instance, they met in person while both were attending the Life Science Innovation Northwest Conference in Seattle, Washington, although no formal agenda or discussion topics had been proposed prior to the meeting.
The fifth full paragraph on page 95 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the first sentence of such paragraph.
Despite the fact that TRU-015 had higher than usual biological and clinical activity and no significant safety concerns, Pfizer decided to pursue SBI-087, a humanized and subcutaneous product candidate, citing its perception of SBI-087’s potential to be a more differentiated product.
The eighth full paragraph on page 95 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the second sentence of such paragraph.
The June 21 proposal did not purport to set forth a per share value for Trubion stockholders, nor is it possible to postulate one, as the proposal contemplated aggregate upfront and contingent consideration but did not include a discussion regarding the treatment of outstanding Trubion stock options.
The fifth paragraph on page 96 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the first sentence of such paragraph.
Like the June 21 proposal, the June 29 proposal did not purport to set forth a per share value for Trubion stockholders, nor is it possible to postulate one, as the proposal contemplated aggregate upfront and contingent consideration but did not include a discussion regarding the treatment of outstanding Trubion stock options.
The third paragraph on page 97 of the Proxy Statement/Prospectus is supplemented by adding the following sentence immediately following the second sentence of such paragraph.
Trubion’s due diligence examination of Emergent BioSolutions’ business and operations focused on, among other things, its corporate and capital structure, its third-party contracts, including its agreements with governmental entities, its manufacturing facilities and capabilities, and its intellectual property portfolio.
The third paragraph on page 97 of the Proxy Statement/Prospectus is supplemented by adding the following parenthetical phrase to the third sentence of such paragraph immediately following the words “whether certain third-party consents or approvals would be required by Emergent BioSolutions as a condition to closing”.
(with the parties ultimately agreeing not to require any such consents or approvals other than antitrust and stockholder approvals)
The sixth paragraph on page 97 of the Proxy Statement/Prospectus is supplemented by adding the following phrase to the third sentence of such paragraph immediately following the words “substantial reduction in force”.
...of approximately 50% of Trubion’s then-current employees, including the elimination of certain existing positions across its research and administrative functions

The following disclosure is inserted after the third full paragraph on page 98 of the Proxy Statement/Prospectus.
     At the time that the Trubion board of directors approved the merger agreement, none of its directors or executive officers had been employed by, or had been offered or entered into any employment or consulting agreement with, Emergent BioSolutions or any of its current affiliates. The merger agreement does not require or contemplate any such arrangement as a condition to completion of the merger. None of the members of the Trubion board of directors will become a member of the Emergent BioSolutions board of directors, or the board of directors of any of its affiliates, in connection with completion of the merger.
Trubion’s Reasons for the Merger; Recommendation of Trubion Board of Directors
The following disclosure is inserted after the second bullet on page 99 of the Proxy Statement/Prospectus.
•	Trubion’s inability to secure the services of a full time principal executive officer and the resulting negative impact that the related uncertainty regarding senior leadership has had on the ability of Trubion to execute its long-term strategy;
Opinion of Trubion’s Financial Advisor
The subsection entitled “— Discounted Cash Flow Analysis” on pages 103-104 of the Proxy Statement/Prospectus is amended and restated in its entirety as follows.
     MTS performed a sum-of-the-parts discounted cash flow analysis on Trubion based on Trubion management forecasts through 2024 and applying base discount rates of 10%, 11% and 12% to all product-related cash flows. Corporate overhead was discounted at a rate of 20% to reflect the early stage nature of Trubion. The cash flows from tax savings associated with net operating losses were discounted at a non-probability adjusted rate of 13%, which assumes a high likelihood of utilization but also takes into account the early stage nature of Trubion. No terminal values were assumed because of the long forecast periods associated with the early stage of development of Trubion’s products and the extended period of time before Trubion was expected to become cash flow positive. In this analysis, a probability of success adjustment, as provided by Trubion’s management to MTS, was applied to the projected cash flows for Trubion’s products. The cumulative probability of success to approval of the Pfizer program in major indications was assumed to be 5% and the cumulative probability of success to approval for TRU-016 in first and second indications was assumed to be 26%. The analysis was also based on the following key assumptions:
•	Trubion would hire a new chief executive officer and undertake a reduction in force;

•	based on Trubion’s anticipated cash needs and prevailing market terms for equity financings for comparable companies, Trubion would raise $6.4 million in equity financing at a 20% discount to the current stock price with 50% warrant coverage; and

•	Trubion would enter into a research collaboration with a third-party pharmaceutical company with an upfront payment of $5 million, based on estimates from Trubion management.
     MTS conducted a sensitivity analysis on the probability of success of TRU-016 by state of development at a range of -10.0% to +10.0%. MTS also conducted a sensitivity analysis on the probability of success of the Pfizer program and determined that it had an immaterial impact on the overall discounted cash flow valuation of Trubion. MTS’s discounted cash flow analysis resulted in an illustrative value range for the Trubion common stock, rounded to the nearest quarter, of $2.25 to $7.00 per share.
The following sentence is inserted after the first sentence of the second paragraph of the subsection entitled “— Comparable Companies Analysis” on page 104 of the Proxy Statement/Prospectus.
MTS noted that some of these comparable companies were at a further stage of development than Trubion because they had more products in development and/or data from more advanced phases of clinical trials.
The last sentence of the third paragraph of the subsection entitled “— Comparable Companies Analysis” on page 104 of the Proxy Statement/Prospectus is amended and restated in its entirety as follows.
Taking into account Trubion’s stage of development relative to the comparable companies and adjusting for Trubion’s net cash balance of $34.5 million as of June 30, 2010, the comparable companies analysis resulted in an illustrative value range for the Trubion common stock, rounded to the nearest dollar, of $4.00 to $8.00 per share.
The following sentence is inserted after the first sentence of the second paragraph of the subsection entitled “— Comparable Acquisitions Analysis” on page 105 of the Proxy Statement/Prospectus.

MTS noted that some of these comparable companies were at a further stage of development than Trubion because they had more products in development and/or data from more advanced phases of clinical trials.
The last sentence of the third paragraph of the subsection entitled “— Comparable Acquisitions Analysis” on page 105 of the Proxy Statement/Prospectus is amended and restated in its entirety as follows.
Taking into account Trubion’s stage of development relative to the target companies in the comparable acquisitions and adjusting for Trubion’s net cash balance of $34.5 million as of June 30, 2010, the comparable acquisitions analysis resulted in an illustrative value range for the Trubion common stock, rounded to the nearest dollar, of $5.00 to $12.00 per share.
The following phrase is inserted after the words “for the mature companies” in the first sentence of the third paragraph of the subsection entitled “— Forward P/E Analysis (Management Case)” on page 106 of the Proxy Statement/Prospectus.
...in the comparable company group...
The following clause is inserted after the words “discount rate of 20%” in the second sentence of the third paragraph of the subsection entitled “— Forward P/E Analysis (Management Case)” on page 106 of the Proxy Statement/Prospectus.
..., which was the midpoint of the discount rates used in the discounted cash flow analyses
The following clause is inserted after the words “discount rate of 20%” in the first sentence of the first paragraph of the subsection entitled “— Forward P/E Analysis (Wall Street Case)” on page 106 of the Proxy Statement/Prospectus.
..., which was the midpoint of the discount rates used in the discounted cash flow analyses
The following words are inserted after the words “range, reflective of” in the first sentence of the first paragraph of the subsection entitled “— Comparable Companies Analyses” on page 106 of the Proxy Statement/Prospectus.
...the moderate-growth...
The word “biotech” following the words “multiples of 20.0x — 25.0x, in line” in the third sentence of the first paragraph of the subsection entitled “— Discounted Cash Flow Analysis (Wall Street Case)” on page 107 of the Proxy Statement/Prospectus is replaced as follows.
...with higher growth commercial biotechnology...
The following phrase is inserted after the word “Finally,” in the third sentence of the second paragraph of the subsection entitled “— Comparable Companies Analysis” on page 107 of the Proxy Statement/Prospectus.
...by probability adjusting the expected milestone payments and applying discount rates of 10%, 11% and 12%,...
Forward-Looking Statements
This communication contains certain forward-looking statements, including, among others, statements related to the proposed settlement of the Actions, that involve known and unknown risks, delays, uncertainties and other factors not under the control of Trubion or Emergent BioSolutions. Such risk factors include the risk that the acquisition of Trubion by Emergent BioSolutions may not be consummated for various reasons, including that the conditions precedent to the completion of the acquisition may not be satisfied, the risk that the State Court may not approve of the proposed settlement of the State Action and other risks that are discussed in Trubion’s and Emergent BioSolutions’ respective filings with the SEC, such as their Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
Additional Information and Where to Find It
This communication is being made in connection with the Merger. Emergent BioSolutions has filed with the SEC a registration statement on Form S-4, which contains a prospectus relating to the securities Emergent BioSolutions intends to issue in the proposed Merger. Trubion has filed a definitive proxy statement in connection with the proposed Merger and mailed the definitive proxy statement and other relevant documents to Trubion’s stockholders. Stockholders of Emergent BioSolutions and Trubion and other interested persons are advised to read the Proxy Statement/Prospectus because this document contains important information about Trubion, Emergent BioSolutions and the proposed Merger. The Proxy Statement/Prospectus was mailed on or about September 27, 2010 to Trubion stockholders of record on September 21, 2010. Stockholders may obtain a copy of the documents filed with the SEC, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850, or Trubion Pharmaceuticals, Inc., Attention: Investor Relations, 2401 4th Avenue, Suite 1050, Seattle, Washington, 98121.

Participants in Solicitation
Emergent BioSolutions Trubion and their respective directors and officers may be deemed participants in the solicitation of proxies from Trubion’s stockholders. Information regarding Emergent BioSolutions’ directors and officers is available in Emergent BioSolutions’ proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers is available in Trubion’s proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers is also contained in the proxy statement/prospectus, which is available at the SEC’s website. Emergent BioSolutions’ and Trubion’s stockholders may obtain additional information about the interests of Trubion’s directors and officers in the Merger by reading the proxy statement/prospectus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBION PHARMACEUTICALS, INC.
Date: October 8, 2010	By:	/s/ John A. Bencich
		Name:	John A. Bencich
		Title:	Vice President and Chief Financial Officer